Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2020, in the Registration Statement (Form S-1) and related Prospectus of Landos BioPharma, Inc. dated January 13, 2021.

/s/ Ernst & Young LLP

Raleigh, North Carolina

January 13, 2021